Exhibit 5.5

[Letterhead of Smith, Gambrell & Russell, LLP, Los Angeles Office]

444 South Flower Street Suite 1700 Los Angeles, California 90071 Tel: 213 358-7200 www.sgrlaw.com

October 19, 2021

International Lease Finance Corporation

10250 Constellation Boulevard, Suite 1500

Los Angeles, CA 90067

Ladies and Gentlemen:

We have acted as special California counsel to International Lease Finance Corporation (the “Company”), a California corporation and a wholly-owned subsidiary of AerCap Holdings N.V. (the “Parent Guarantor”), in connection with the shelf registration statement on Form F-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof by AerCap Ireland Capital Designated Activity Company (the “Irish Issuer”), AerCap Global Aviation Trust (the “U.S. Issuer”, and together with the Irish Issuer, the “Issuers”), the Parent Guarantor, and the entities listed in the Table of Subsidiary Guarantors in the Registration Statement (together with the Parent Guarantor, the “Guarantors”).

You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus. The Prospectus provides for the offering of the debt securities of the Issuers (the “Debt Securities”) and the Guarantees (as defined below). The Debt Securities will be issued pursuant to the Indenture to be entered into among the Issuers, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). We have been presented with the form of Indenture to be filed as Exhibit 4.25 to the Registration Statement (the “Form of Indenture”). The Debt Securities are to be guaranteed by the Guarantors (including, but not limited to, the Company) on the terms and subject to the conditions set forth in the Indenture (collectively, the “Guarantees” and, with respect to such guarantee by the Company, the “ILFC Guarantee”) and any applicable supplemental indenture.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the registration of an indeterminate amount of Debt Securities and related guarantees registered on the Registration Statement.

In rendering this opinion letter, we have reviewed copies, as executed, of the following (collectively, the “Reviewed Documents”):

(i) the Form of Indenture;

International Lease Finance Corporation

(ii) the Certificate of Secretary of the Company addressed to us, dated the date hereof, executed by the Secretary of the Company (the “Secretary’s Certificate”);

(iii) the Restated Articles of Incorporation of the Company, as amended, certified to us pursuant to the Secretary’s Certificate as being complete and in full force and effect as of the date hereof;

(iv) the Amended and Restated Bylaws of the Company, as certified to us pursuant to the Secretary’s Certificate as being complete and in full force and effect as of the date hereof;

(v) the Unanimous Written Consent of the Board of Directors of the Company dated October 7, 2021 and certified to us pursuant to the Secretary’s Certificate as authorizing the ILFC Guarantee, the Indenture and the Registration Statement (together with the documents described in (iii) and (iv) above, the “Company Documents”);

(vi) a Certificate of Status – Domestic Corporation with respect to the Company, issued by the California Secretary of State on October 18, 2021 (the “Certificate of Good Standing”); and

(vii) such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion letter.

We have made an investigation of such laws, as we have deemed necessary and appropriate for the purpose of rendering this opinion letter.

As to certain factual matters relevant to this opinion letter, we have conclusively relied on the representations and warranties made in the Reviewed Documents by the parties thereto.

For purposes of this opinion letter, we have assumed the following:

(a) the genuineness of all signatures;

(b) the legal capacity of natural persons;

(c) the authenticity of all documents submitted to us as originals;

(d) the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and the authenticity of the originals of such documents;

(e) the Company is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction where it is required to be so qualified;

International Lease Finance Corporation

(f) when executed and delivered by the parties thereto, the Indenture will be the same as the Form of Indenture in all substantive respects;

(g) there shall be no changes to the Company Documents that would affect the validity of any of the opinions rendered herein;

(h) all representations and warranties made in the Reviewed Documents are true and correct as to factual matters; and

(i) the execution and delivery of the Indenture, and performance of the Indenture by the parties thereto will not require any approval, consent, license, validation, filing, recording, registration or authorization (each an “Approval”) with or from, any third party, including any government entity or any political subdivision thereof, or any jurisdiction, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (each a “Governmental Authority”), required to be obtained or made by or on behalf of such party in connection with such party’s execution, delivery and performance of the Indenture, except for such Approvals as have been obtained or made.

With your permission, we have made no investigation of the facts underlying the foregoing assumptions. We have made no investigation regarding the accuracy or completeness of any warranties, representations and statements of fact contained in any Reviewed Document, nor have you requested us to do so, and we express no opinion herein regarding the same. We express no opinion herein with respect to the effect, if any, that the invalidity or illegality or unenforceability of any Reviewed Document, or such facts or other matters pertaining thereto as may be revealed by inquiry, would have upon the opinions expressed herein.

This opinion letter is limited to the matters stated herein and no opinion may be implied or inferred beyond those opinions expressly stated. For the avoidance of doubt, this opinion does not address the enforceability of the Indenture against any of the parties thereto (including the Company).

Based on the foregoing and upon such investigation of matters of law as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

1.	Based solely on the Certificate of Good Standing, the Company exists and is in good standing as a corporation under the laws of the State of California.

2.

The Company has the corporate power to execute and deliver the Indenture, to perform the Company’s obligations as a Guarantor under the Indenture, and to consummate the transactions contemplated by the Indenture, including with respect to the ILFC Guarantee.

3.

When executed and delivered by the Company, the execution, delivery and performance of the Indenture by the Company (including with respect to the ILFC Guarantee) will have been duly authorized by all requisite corporate action.

International Lease Finance Corporation

We are members of the Bar of the State of California, and our opinions herein are limited and rendered with respect to Generally Applicable Laws. As used herein, the term “Generally Applicable Laws” means those California and federal laws that are generally applicable to the execution, delivery or performance of agreements having terms and provisions of the type contained in the Indenture but not laws that are applicable thereto because of the specific nature of the assets or business, including legal or regulatory status, of any of the parties thereto or their affiliates. We express no opinion as to any laws of any other state or jurisdiction. Our opinion in paragraph 1 as to good standing speaks as of the date of the Certificate of Good Standing, irrespective of the date of this opinion letter.

This opinion letter is limited to the matters stated herein and no opinion may be implied or inferred beyond those opinions expressly stated. Opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date hereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

International Lease Finance Corporation

Very truly yours,

/s/ SMITH, GAMBRELL & RUSSELL, LLP
SMITH, GAMBRELL & RUSSELL, LLP